Exhibit 99.1

AITX To Discuss Exponential Growth During Upcoming ‘Ask Me Anything’

AITX Executives Steve Reinharz, Anthony Brenz, and Troy McCanna to Participate, hosted by Buffalo Fireside Chats

Detroit, Michigan, February 20, 2024 -- Artificial Intelligence Technology Solutions, Inc., (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has been sharing sales and revenue results that show exponential growth. Three top executives from AITX will participate and discuss what this means for the future of the Company. The live discussion will be hosted by Eric Kemnitzer of the popular Buffalo Fireside Chats on Sunday, March 3, 2024, at 12 noon Eastern Time.

Steve Reinharz, CEO/CTO of AITX and RAD will be joined by AITX CFO Anthony (Tony) Brenz and Troy McCanna, Senior Vice President of Revenue Operations at RAD as they discuss a wide array of issues related to AITX’s and RAD’s operations, the marketplace’s accelerating adoption of their innovative technology, production backlog, organizational and sales pipeline growth, the Company’s financial management, and the path towards potential cash flow positivity.

“We’re very excited to conduct another AMA session with Buffalo Fireside Chats,” said Reinharz. “We will have just closed out our fiscal year 2024 and I look forward to giving an update to our investors, followers, and fans. This session should be very informative since I’ll be joined by Tony and Troy, sharing their perspectives on the Company’s financial outlook and the growing sales pipeline.”

“Steve has consistently proven himself to be a stellar guest, remarkably accessible, and one of the most transparent OTC CEOs we’ve had the pleasure of interviewing,” commented Buffalo Fireside Chats’ Kemnitzer. “With his insightful perspectives and candid approach, this upcoming session promises to be nothing short of exceptional. We eagerly anticipate delving into thought-provoking discussions and gaining valuable insights into the exciting developments at AITX and RAD.”

AITX continues to deliver on its commitment to clear communication and transparency with this AMA.

The live interview will be streaming on YouTube Live at 12 noon Eastern Time, Sunday, March 3, 2024. For those unable to tune in live, the recording will be made available for viewing at a later time. More details regarding this will be provided through AITX’s official communication channels.

The Company is presently accepting ‘Ask Me Anything’ questions. Interested parties are encouraged to submit their questions online at http://tinyurl.com/5b5mpfhm.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the $25 billion (US) security and guarding services industry through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers this tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com,  www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances that the Company will meet its expectations with respect to its future sales volume and becoming cash flow positive. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060

@SteveReinharz